1 INTELLECTUAL PROPERTY DISCLAIMER, ASSIGNMENT, AND REVENUE DIRECTION AGREEMENT This Intellectual Property Disclaimer, Assignment, and Revenue Direction Agreement (the “Agreement”) is entered into and made effective as of July 10, 2026 (the “Effective Date”), by and between Circle Internet Group, Inc. and its affiliates (“Circle Inc.” or “Company”) a Delaware corporation having an address of One World Trade Center, 87th Floor, New York, NY 10007, and Jeremy Allaire (the “Founder”), referred together as a “Party” or “Parties”. RECITALS WHEREAS, Founder is currently employed by Circle Inc. and has independently authored and created the Project Content (defined below); WHEREAS, Founder authored the Project Content primarily on their own time, but may have utilized certain Company information technology systems, networks, equipment, or other resources (collectively, “Company Resources”) during its development; WHEREAS, the Company desires to unequivocally disclaim any ownership interest in the Project Content, and, out of an abundance of caution, assign any residual intellectual property rights it may have acquired in the Project Content to Founder; and WHEREAS, Founder has agreed to direct all revenues and financial proceeds derived from the Project Content and related endeavors to Circle Inc. for the benefit of the Circle Foundation under the terms set forth herein. NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Definition of Intellectual Property Rights. For purposes of this Agreement, “Intellectual Property Rights” means any and all proprietary rights, title, and interests, whether protected by statute or common law, anywhere in the world, including but not limited to: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures; (b) all copyrights, moral rights, work product, mask work rights, and all registrations, applications, and renewals in connection therewith; (c) all trade secrets, know-how, concepts, methods, formulas, processes, designs, technical data, source code, object code, and confidential or proprietary business information; (d) all trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, and social media handles, together with all translations, adaptations, derivations, and combinations thereof, including all goodwill associated therewith; and (e) any other proprietary or intellectual property protections, rights to sue for past, present, or future infringement, and equivalent forms of protection anywhere in the world.

2 2. Company Disclaimer of Ownership. The Company hereby expressly, unconditionally, and irrevocably disclaims, waives, and releases any and all right, title, interest, or claim of ownership that it may have, or may be deemed to have, in or to the treatise, the personal website located at www.AgenticEconomyTreatise.com, and all related personal content, text, media, graphics, and modifications thereto created by Founder (collectively, the “Project Content”), including any and all Intellectual Property Rights therein. The Company explicitly acknowledges and agrees that the Project Content is a personal endeavor of the Founder and is hereby expressly carved out and excluded from: (i) any Employee Non-Solicitation, Confidentiality, Assignment and Arbitration Agreement previously executed by the Founder with the Company dated February 1, 2025 (the “CIIAA”) including without limitation Paragraph 6 thereof (Developments); and (ii) any general policies, employee handbooks, or codes of conduct regarding company ownership of employee-created works. The Company acknowledges that the Project Content was authored and developed by Founder primarily outside of standard working hours and outside the scope of Founder’s regular employment duties. The Company explicitly covenants and agrees that the Project Content does not constitute a “work made for hire” under the United States Copyright Act (17 U.S.C. § 101 et seq.) or any equivalent doctrine under international law, and that the copyright to the Project Content vests solely and exclusively in Founder from inception. The Founder's obligation under Paragraph 6 of the CIIAA to promptly disclose the Project Content to the Company for purposes of determining whether it qualifies for the personal-time exclusion is hereby deemed satisfied, by the parties’ entry into this Agreement, which constitutes the Company’s written acknowledgment that the Project Content qualifies for the personal-time exclusion under applicable law; and Paragraph 6 of the CIIAA is hereby amended, solely with respect to the Project Content as defined herein, to exclude the Project Content from the scope of the assignment obligations set forth therein. For the avoidance of doubt, this section does not modify, amend, or limit any other provision of the CIIAA, including without limitation its confidentiality obligations (Paragraphs 2 and 3 of the CIIAA), non-solicitation provisions (Paragraphs 10 and 11 of the CIIAA), or the assignment obligations of Paragraph 6 with respect to any IP that does not constitute Project Content as defined in this Agreement. All such provisions remain in full force and effect. 3. Company Assignment of Rights. To the extent that any Project Content or associated Intellectual Property Rights are deemed to have been owned by, vested in, or assigned to the Company by operation of law, equity, or through Founder’s incidental use of Company networks, devices, servers, or other resources, the Company agrees to and does hereby automatically, irrevocably, and perpetually assign, transfer, and convey to Founder, without the need for further consideration or action, all worldwide right,

3 title, and interest in and to such Project Content and Intellectual Property Rights. This assignment includes all rights to register, enforce, sue for, and recover damages for any past, present, or future infringement of the Intellectual Property Rights in the Project Content. 4. Company Waiver. The Company, on behalf of itself, its subsidiaries, corporate affiliates, successors, and assigns, hereby releases, acquits, and forever discharges Founder from any and all claims, demands, liabilities, or causes of action arising out of or relating to the use of Company Resources in connection with the creation of the Project Content, including any claims for conversion, unjust enrichment, or breach of fiduciary duty. 5. Company Trademarks and Branding. Nothing in this Agreement shall be construed as granting Founder any license, right, or permission to use the Company’s name, logo, registered or unregistered trademarks, service marks, trade dress, proprietary product names, or other branding (collectively, “Company Marks”) within the Project Content or related activities, except as strictly necessary to factually identify Founder’s current employment title in a standard resume format. Founder covenants to avoid any presentation, marketing, or framing of the Project Content that could create consumer confusion, imply a joint venture, or suggest sponsorship by the Company. 6. Separation of Professional Identity and Endorsement. Founder covenants and agrees to maintain a strict separation between their personal activities related to the Project Content and their professional duties as an employee of Circle Inc. Without limiting the generality of the foregoing, Founder shall: (a) not conduct interviews, media appearances, or promotional activities for the Project Content during standard Company working hours, nor represent that they are speaking on behalf of the Company during such events; and (b) ensure that any biographical mention of their employment with Circle Inc. on the website or in marketing materials is entirely static, factual, and secondary to the presentation of the Project Content. Additionally, Founder shall prominently, permanently, and conspicuously display a clear and legible disclaimer (the “Public Disclaimer”) on the homepage of the website, within the preface or introduction of the treatise (and any subsequent editions or formats thereof), and on any landing pages or promotional materials used to market the Project Content. The Public Disclaimer must be displayed in a font size and color that is easily readable and contain the exact language of Appendix A. 7. Company Audit of Public Disclaimer. The Company shall have the right, but not the obligation, to periodically review the website and any publicly available formats of the treatise to verify compliance with the Public Disclaimer in Section 6. If the Company, in its sole but reasonable discretion, determines that the placement,

4 visibility, or text of the Public Disclaimer is insufficient, or that the website creates a reasonable likelihood of public confusion regarding the Company’s endorsement, Founder shall modify or amend the content within forty-eight (48) hours of receiving written notice from the Company. 8. Indemnification. 8.1. Indemnification. Founder hereby agrees to defend, indemnify, and hold harmless Circle Inc., and their respective companies, subsidiaries, corporate affiliates, successors, and assigns, alongside their respective officers, directors, employees, shareholders, and agents (collectively, the “Company Indemnitees”), from, against, and in respect of any and all third-party claims, demands, actions, causes of action, regulatory investigations, proceedings, losses, damages, liabilities, judgments, settlements, penalties, fines, assessments, costs, and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees, expert witness fees, court costs, and the allocable cost of internal legal or compliance resources) (collectively, “Losses”) arising out of, resulting from, or relating to: 8.1.1. Content and Defamation. Any statement, claim, data, representation, or content contained within the treatise, the personal website located at www.AgenticEconomyTreatise.com, or any subsequent editions, promotional materials, or related media, including but not limited to claims for defamation, libel, slander, invasion of privacy, commercial disparagement, or false light. 8.1.2. Intellectual Property Infringement. Any allegation, claim, or suit asserting that the Project Content, the website, or any related personal content infringes, misappropriates, or otherwise violates the copyright, trademark, trade secret, patent, moral right, or other proprietary or intellectual property rights of any third party. 8.1.3. Breach of This Agreement. Any breach or non-fulfillment of any covenant, representation, warranty, or agreement performed or to be performed by Founder pursuant to this Agreement, specifically including any failure to maintain the public disclaimers or trademark restrictions required herein. 8.1.4. Compliance and Regulatory Violations. Any violation by Founder of local, state, federal, or international laws, regulations, or compliance standards (including securities laws, consumer protection laws, or data privacy regulations like GDPR/CCPA) in connection with the publication, operation, or marketing of the treatise, website, or associated speaking engagements; and 8.1.5. Third-Party Reliance. any claim brought by a reader, consumer, or third party alleging financial loss, physical harm, or detrimental reliance upon any advice, analysis, information, or opinions presented in the treatise or on the website.

5 8.2. No Indemnification for Project Content. 8.2.2. Notwithstanding any other agreement between the parties, including, without limitation, the Indemnification Agreement dated February 28, 2025, between Circle Inc. and the Founder (the “D&O Indemnification Agreement”), Circle Inc. shall have no obligation to defend, indemnify, advance expenses to, or hold harmless the Founder, or any entity owned or controlled by the Founder, with respect to any claim, demand, action, suit, proceeding, liability, loss, damage, fine, penalty, cost, or expense (including attorneys’ fees) arising out of or related to (i) the Project Content; (ii) the Founder’s agentic economy activities, ventures, or business interests; (iii) any third-party assertion of rights in or to the Intellectual Property rights; (iv) any regulatory, governmental, or administrative proceeding related to the Founder’s personal agentic economy activities; or (v) any commercial dispute, contractual dispute, or tortious act arising from the Founder’s personal agentic economy ventures. 8.2.3. Preservation of D&O Indemnification. For the avoidance of doubt, nothing in this Section shall be construed to limit, modify, or waive the Founder’s rights under the D&O Indemnification Agreement with respect to claims arising from actions taken by the Founder in his capacity as an officer or director of the Company. This Section applies solely to claims arising from the Founder’s personal activities with respect to the Project Content, which are not actions taken in the Founder’s capacity as an officer or director of the Company. 8.3. Defense and Control of Proceedings. 8.2.1 Notice. The Company shall promptly notify Founder in writing of any claim or demand for which it seeks indemnification hereunder; provided, however, that any delay or failure to notify Founder shall not relieve Founder of their indemnification obligations except to the extent that Founder’s defense is materially and irreparably prejudiced thereby. 8.3.2. Control. Notwithstanding Founder’s obligation to fund the defense, the Company reserves the sole and exclusive right to select legal counsel, direct the defense, and control any lawsuit, claim, or proceeding that names a Company Indemnitee. Founder shall not settle, compromise, or consent to the entry of any judgment in any indemnified proceeding without the prior written consent of the Company, which consent may be withheld in the Company’s sole and absolute discretion. 8.3.3. Cooperation. Founder shall fully cooperate with the Company, at Founder's sole expense, in the defense or settlement of any indemnified matter, including

6 providing testimony, producing documents, and attending proceedings as requested by the Company. 8.4. Acknowledgment of Personal Liability. Founder explicitly acknowledges and agrees that their indemnification obligations under this Section are personal and survive the termination of this Agreement and/or the termination of Founder’s employment with Circle Inc. Founder further agrees that the routing of Project Revenues to Circle Inc. pursuant to Section 9 of this Agreement does not relieve, reduce, or offset Founder’s personal liability for Losses under this Section. 8.5. Founder Representations Regarding Project Content Development. The Founder hereby represents and warrants to the Company that: (i) the Project Content was developed entirely on the Founder's own personal time, without use of the Company's equipment, supplies, facilities, or Proprietary Information as defined in the CIIAA; (ii) the Project Content does not incorporate any Proprietary Information of the Company; and (iii) the Founder has not previously assigned, transferred, pledged, or otherwise conveyed any right, title, or interest in the Project Content to any third party other than as disclosed in writing to the Company prior to execution of this Agreement. The Founder acknowledges that the Company is materially relying on these representations in entering into this Agreement, and that a breach of any representation herein constitutes a material breach of this Agreement entitling the Company to seek all available remedies, including rescission of the disclaimer set forth herein. 8.6. No Partnership or Agency. Nothing in this Agreement, including the royalty arrangement set forth herein, shall be construed to create a partnership, joint venture, agency, employment, or fiduciary relationship between the Company and the Founder with respect to the Project Content or any agentic economy activities. The Company's receipt of royalties pursuant to this Agreement does not constitute participation in, endorsement of, or responsibility for the Founder’s Project Content. 9. Compensation and Revenue. As a material inducement for the Company executing this disclaimer and assignment, and notwithstanding Founder’s ownership of the Project Content, Founder hereby agrees to the following compensation and revenue terms: 9.1. Payment of Company AI tokens. Founder agrees to reimburse the Company for any and all costs incurred by the Company in connection with the Founder’s use of Company’s resources to create the Project Content including but not limited to artificial intelligence software, models, APIs, compute resources, inference costs, token usage, and any other associated usage-based charges.

7 9.2. Direction of Project Revenues. Founder explicitly acknowledges and agrees that, as a material condition of the Company’s disclaimer and assignment of Intellectual Property Rights under this Agreement, Founder shall not personally retain, accept, receive, or benefit from any financial proceeds derived from the Project Content. Founder hereby irrevocably directs, assigns, and transfers to Circle Inc. all revenues, royalties, advances, licensing fees, honorariums, subscription fees, advertising revenues, affiliate commissions, sponsorship payouts, and financial proceeds of any kind or nature whatsoever, whether cash or in-kind, generated directly or indirectly in connection with: (a) the publication, sale, distribution, or licensing of the treatise and any derivative books or audiobooks; (b) the operation, traffic monetization, or subscription tiers of the personal website located at www.AgenticEconomyTreatise.com; and (c) any related activities, including but not limited to speaking engagements, lectures, consulting, workshops, or media appearances utilizing or relying upon the Project Content (collectively, “Project Revenues”). 9.3. Mechanism of Payment and Direct Invoicing. Founder covenants and agrees to instruct all third-party publishers, distributors (e.g., Amazon KDP, IngramSpark), event organizers, payment processors (e.g., Stripe, PayPal), advertising networks (e.g., Google AdSense), and sponsors, in writing, to route all Project Revenues directly to the bank account designated by Circle Inc.; if, for any reason, any Project Revenues are paid directly to Founder or their agents despite the foregoing restriction, Founder shall hold such funds in a constructive trust solely for the benefit of Circle Inc.. Founder shall immediately, and in no event later than five (5) business days following receipt, remit such funds in full to Circle Inc.without any set-off, deduction, or withholding. 9.4. Quarterly Reporting and Documentation. To the extent applicable, within fifteen (15) days following the end of each calendar quarter, Founder shall deliver to Circle Inc. a comprehensive, written financial report certified by Founder as true and correct. This report must detail: copies of all underlying statements, invoices, and electronic dashboards reflecting gross revenues generated across all channels during that quarter. 9.5. Audit and Verification Rights. To ensure compliance with the terms of this Section, Circle Inc., along with its designated internal or independent certified public accountants, legal counsel, or authorized representatives (collectively, the “Auditors”), may upon at least five (5) business days’ prior written notice, request reasonable documentation relating to the Project Content and any Project Revenues. Founder agrees to cooperate in good faith by providing access to relevant books and records, including financial records, payment reports, publishing agreements, and

8 other materials reasonably necessary to verify compliance. Circle Inc. shall bear the cost of any audit conducted under this Section. 10. Miscellaneous Provisions. 10.1. No Alteration of Employment. This Agreement relates solely to the allocation of intellectual property and revenue for the Project Content and does not alter, amend, or modify Founder’s at-will employment status or obligations under any pre-existing proprietary information and inventions agreement with Circle Inc. 10.2. Governing Law. This Agreement shall be construed, interpreted, and governed by the laws of the State of Delaware, without regard to its conflict of law principles. 10.3. Entire Agreement. This Agreement constitutes the entire understanding between the parties regarding the subject matter hereof and supersedes all prior discussions or draft agreements. 10.4. Equitable Remedies and Injunctive Relief. Founder acknowledges and agrees that a breach or threatened breach by Founder of any obligation under Section 5 Company Trademarks and Branding, Section 6 Separation of Professional Identity and Endorsement, or Section 9 Compensation and Revenue Direction would cause irreparable harm, injury, and loss to Circle Inc., the value of which would be impossible to ascertain and for which monetary damages alone would be an inadequate remedy. Accordingly, Founder agrees that in the event of any such breach or threatened breach, Circle Inc. shall be entitled to seek, in addition to any other remedies available at law or in equity, an immediate temporary restraining order, a preliminary and permanent injunction, and specific performance to enforce the terms of this Agreement, without the necessity of posting a bond or other security, and without the necessity of proving actual damages. 10.5. Severability. If any provision of this Agreement, or the application thereof, is held to be invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. 10.6. Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by

9 any Party of any breach, default, or right under this Agreement shall be deemed a waiver of any other or subsequent breach, default, or right, whether of the same or a different nature. No failure to exercise, and no delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. 10.7. Survival. The provisions of Section 5 (with respect to trademark restrictions), Section 6 (Separation of Professional Identity and Endorsement), Section 8 (Founder Indemnification), Section 9 (Compensation and Revenue), and this Section 10.8 shall survive the termination or expiration of this Agreement and/or the termination of Founder’s employment with Circle Inc. for any reason.

10 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date. CIRCLE INTERNET GROUP, INC. By: /s/Heath Tarbert Name: Heath Tarbert Title: President and Chief Legal Officer Date: 07/11/2026 Jeremy Allaire By: /s/Jeremy Allaire Name: Jeremy Allaire Date: 07/11/2026

11 APPENDIX A The Agentic Economy is a personal work authored by Jeremy Allaire in his individual and personal capacity. Jeremy Allaire is the Chairman, Co-Founder, and CEO of Circle Internet Group, Inc., a company whose current or future products and platform may relate to topics discussed in this work. The views, opinions, and arguments expressed are solely his own. They do not represent the views of Circle Internet Group, Inc. or any of its affiliates, subsidiaries, directors, officers, employees, or investors, and should not be construed as a statement made by or on behalf of Circle. Although Circle is making the link available for convenience, the treatise is not a Circle statement, policy position, product announcement, forecast, or endorsement, and it has not been adopted or approved by Circle Internet Group, Inc., its affiliates, board of directors, or officers. This work contains forward-looking statements, projections, and opinions about technological, economic, and regulatory developments. These reflect the author’s personal assessment and involve inherent uncertainty. Actual developments may differ materially. Nothing in this work constitutes investment, financial, legal, or regulatory advice, and no portion should be relied upon as such.